Exhibit 10.48

REGADO BIOSCIENCES, INC.

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (the “Agreement”) is made as of the 16th day of May 2013, by and among Regado Biosciences, Inc., a Delaware corporation (the “Company”), the purchasers listed on Schedule A hereto (each an “Investor” and collectively the “Investors”).

RECITALS:

WHEREAS, the Company and each of the Investors set forth on Schedule A hereto entered into a Series E Preferred Stock Purchase Agreement, dated as of December 18, 2012 (the “SPA”; capitalized terms used but not defined herein shall have the meanings ascribed to same in the SPA ); and

WHEREAS, Section 1.2(a)(iii) of SPA provided for the closing of a Third Tranche of the Initial Closing to take place on or before January 17, 2014 subject to the prior unanimous written approval of the Major Holders; and

WHEREAS, Section 1.3 of SPA provided for a Second Closing to take place on or before June 30, 2013; and

WHEREAS, on April 29, 2013, the Company filed a registration statement on Form S-1 (File No. 333-188209) (the “Registration Statement”) for an underwritten initial public offering (“IPO”) pursuant to an underwriting agreement between the Company and Cowen and Company, LLC and BMO Capital Markets Corp., as representatives of the underwriters named therein (the “Underwriting Agreement”) of shares of its common stock par value $0.001 per share ( “Common Stock”); and

WHEREAS, in anticipation of consummation of its IPO, the Company’s Board of Directors established a committee to approve the terms of the IPO (the “Pricing Committee”); and

WHEREAS, upon consummation of the IPO on pricing terms, including, without limitation, the public offering price per share and the aggregate gross proceeds, that are approved by the Pricing Committee, each share of Preferred Stock shall convert into shares of Common Stock at the then-effective Conversion Rate (as defined in the Company’s Fifth Amended and Restated Certificate of Incorporation); and

WHEREAS, the parties wish to terminate, effective immediately prior to the consummation of the IPO, any obligation of the Company to sell, and any obligation or right of any Investor to purchase, additional shares of Series E Preferred Stock pursuant to the SPA.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, and intending to be legally bound, the parties agree as follows:

1.	Section 1.2(a)(iii) of the SPA. Effective immediately prior to the consummation of the IPO on pricing terms, including, without limitation, the public offering price per share and the aggregate gross proceeds, that are approved by the Pricing Committee, any obligation of the Company to sell, and any obligation or right of any Investor to purchase, additional shares of Series E Preferred Stock pursuant to Section 1.2(a)(iii) shall be terminated and shall be of no further force and effect.

2.	Sections 1.3 of the SPA. Effective immediately prior to the consummation of the IPO on pricing terms, including, without limitation, the public offering price per share and the aggregate gross proceeds, that are approved by the Pricing Committee, any obligation of the Company to sell, and any obligation or right of any Investor to purchase, additional shares of Series E Preferred Stock pursuant to Section 1.3 shall be terminated and shall be of no further force and effect.

3.	Section 1.5 of the SPA. Effective immediately prior to the consummation of the IPO on pricing terms, including, without limitation, the public offering price per share and the aggregate gross proceeds, that are approved by the Pricing Committee, any obligation of the Company to sell, and any obligation or right of any Investor to purchase, additional shares of Series E Preferred Stock pursuant to Section 1.5 shall be terminated and shall be of no further force and effect.

4.	No further sales or purchases pursuant to the SPA. Effective immediately prior to the consummation of the IPO on pricing terms, including, without limitation, the public offering price per share and the aggregate gross proceeds, that are approved by the Pricing Committee, the Company and the Investors expressly agree that the Company shall not sell, and no Investor shall have any obligation or right to purchase, any additional shares of Series E Preferred Stock pursuant to the terms of the SPA.

5.	SPA. Except as expressly agreed herein, the terms and provisions of the SPA shall continue in full force and effect.

6.	Counterparts. This Agreement may be executed and delivered by facsimile signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.	Notwithstanding anything to the contrary contained herein, in the event the Underwriting Agreement is executed and delivered but the transactions contemplated by the Underwriting Agreement fail to close for any reason, this Agreement shall be deemed null and void, in which case the obligations of the Company to sell, and the obligations of the Investors to purchase, additional shares of Series E Preferred Stock pursuant to the SPA shall remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

REGADO BIOSCIENCES, INC.

By:	/s/ David J. Mazzo
Name:	David J. Mazzo, Ph.D.
Title:	President and Chief Executive Officer

[Signature Page to Regado Biosciences, Inc. Termination Agreement]

INVESTORS:

AURORA VENTURES V, LLC

By: A.V. Management V, L.L.C,
Its General Partner

By:	/s/ B. Jefferson Clark
Name:	B. Jefferson Clark
Title:	Managing General Partner

[Signature Page to Regado Biosciences, Inc. Termination Agreement]

/s/ Robert Kierlin
Robert Kierlin, Individually

[Signature Page to Regado Biosciences, Inc. Termination Agreement]

DOMAIN PARTNERS VI, L.P.

By: One Palmer Square Associates VI, L.L.C.
Its General Partner

By:	/s/ Kathleen Schoemaker
Name:	Kathleen Schoemaker
Title:	Managing Member

[Signature Page to Regado Biosciences, Inc. Termination Agreement]

DP VI ASSOCIATES, L.P.

By: One Palmer Square Associates VI, L.L.C.
Its General Partner

By:	/s/ Kathleen Schoemaker
Name:	Kathleen Schoemaker
Title:	Managing Member

[Signature Page to Regado Biosciences, Inc. Termination Agreement]

QUAKER BIOVENTURES, L.P.

By: Quaker Bioventures Capital, L.P.
Its General Partner

By: Quaker Bioventures Capital, LLC
Its General Partner

By:	/s/ Matt Rieke
Name:	Matt Rieke
Title:	VP

[Signature Page to Regado Biosciences, Inc. Termination Agreement]

CAXTON ADVANTAGE LIFE SCIENCES FUND, L.P.

By: Caxton Advantage Venture Partners, L.P.
Its General Partner

By: Advantage Life Sciences Partners, LLC
Its Managing General Partner

By:	/s/ Eric Roberts
Name:	Eric Roberts
Title:	Member

[Signature Page to Regado Biosciences, Inc. Termination Agreement]

BIODISCOVERY 3 FCPR

By: EDMOND DE ROTHSCHILD INVESTMENT PARTNERS, its management company

By:	/s/ Pierre-Michael Passy
Name:	Pierre-Michael Passy
Title:	President EdRIP

[Signature Page to Regado Biosciences, Inc. Termination Agreement]

RMI INVESTMENTS, S.A.R.L.

By: Vladimir Gurdus
Its Director

By:	/s/ Vladimir Gurdus
Name:
Title:

[Signature Page to Regado Biosciences, Inc. Termination Agreement]

BAXTER HEALTHCARE CORPORATION

By:	/s/ Robert J. Hombach
Name:	Robert J. Hombach
Title:	Chief Financial Officer

[Signature Page to Regado Biosciences, Inc. Termination Agreement]